Exhibit 99.1

Union Bank & Trust Names Shawn O’Brien Consumer Banking Group Executive

Richmond, Va., January 31, 2019 - Union Bank & Trust has named Shawn E. O’Brien Executive Vice President and Consumer Banking Group Executive with responsibility for all consumer banking branches and teammates effective February 18, 2019.

“Shawn brings significant retail banking experience to Union and will help us achieve our ambitious goals for growth,” said Maria P. Tedesco, president of Union Bank & Trust. “His detailed knowledge of branch networks and digital savvy will be a great addition to our leadership team. We’re thrilled to have him join our team.”

O’Brien, 46, was most recently Executive Vice President, Consumer Segment Group and Business Planning for BBVA Compass Bank where he was responsible for the bank’s consumer clients in branch and digital channels. He also held a variety of positions with increasing responsibility at BBVA Compass including: Deposit and Payment Products, Strategic Planning and Corporate Planning and Analysis. O’Brien began his banking career at Huntington National Bank in retail branch strategy and product management.

O’Brien received his M.B.A from The Ohio State University and his Bachelor of Philosophy from Miami University.

ABOUT UNION BANKSHARES CORPORATION
Headquartered in Richmond, Virginia, Union Bankshares Corporation (Nasdaq: UBSH) is the holding company for Union Bank & Trust. Union Bank & Trust has 140 branches, seven of which are operated as Xenith Bank, a division of Union Bank & Trust of Richmond, Virginia, and approximately 190 ATMs located throughout Virginia and in portions of Maryland and North Carolina. Non-bank affiliates of the holding company include: Old Dominion Capital Management, Inc. as well as its subsidiary Outfitter Advisors, Ltd., and Dixon, Hubard, Feinour, & Brown, Inc., all of which provide investment advisory services, and Union Insurance Group, LLC, which offers various lines of insurance products.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events or results or otherwise and are not statements of historical fact, are based on certain assumptions as of the time they are made, and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” “should,” or words of similar meaning or other statements concerning opinions or judgment of Union or its management about future events. Although Union believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of Union will not differ materially from any projected future results, performance, or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including but not limited to the effects of and changes in general economic and bank industry conditions, the interest rate environment, regulatory requirements, changes in laws and regulations, competitive pressures, new products and delivery systems, inflation, changes in the stock and bond markets, accounting standards or interpretations of existing standards, mergers and acquisitions, technology, and consumer spending and savings habits. Forward-looking statements speak only as of the date they are made and Union undertakes no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Bill Cimino (804) 448-0937, VP and Director of Investor Relations
Beth Shivak (804) 327-5746 VP and Director of Corporate Communications